EXHIBIT 11.1

YEAR TO DATE ENDED DECEMBER 31, 1996
WEIGHTED AVERAGE SHARES OUTSTANDING:
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                    Weighted Average Shares Outstanding
                      at December 31, 1996                            4,542,519
                                                                      =========
                    Before effect of preferred dividends.
                      accretion of preferred stock
                      and warrant exercises              ($4,089,714)    ($0.90)
                    Effect of preferred dividends,
                      accretion of preferred stock
                      and warrant exercises               (1,071,035)     (0.24)

                    Loss per share after effect of
                      preferred dividends, accretion
                      of preferred stock and warrant      ----------------------
                      exercises                          ($5,160,749)    ($1.14)
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